Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 for the registration of securities under the Dominion Salaried Savings Plan and Dominion Hourly Savings Plan of our reports dated February 27, 2015, relating to the consolidated financial statements of Dominion Resources, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Dominion Resources, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 2014.

February 27, 2015